UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange
Warrants	VST.WS.A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 1, 2023, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of Vistra Corp. (“Vistra” or the “Company”), and in accordance with the Company’s certificate of incorporation and bylaws, the Board increased the size of the Board from 10 members to 11 members and elected Julie Lagacy to the Board, effective immediately. Upon the recommendation of the Nominating and Governance Committee of the Board, and in accordance with the Company’s certificate of incorporation and bylaws, the Board appointed Ms. Lagacy to serve as a member of the Board’s Social Responsibility and Compensation Committee and Sustainability and Risk Committee.

The Board has determined that Ms. Lagacy satisfies the definition of “independent director” under the listing standards of the New York Stock Exchange.

Ms. Lagacy was Chief Sustainability and Strategy Officer at Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, from November 2021 through January 2023. Ms. Lagacy began her career with Caterpillar in 1988 and served as Product and Commercial Manager from 1999 until 2004, Human Resources Manager from 2004 until 2006, Senior Business Resource Manager (Global Mining) from 2006 until 2012, and Chief Financial Officer (Global Mining) from 2012 until 2013. From 2013 until 2014, Ms. Lagacy served as Vice President (Financial Services Division) and served as Vice President of Global Information Services and Chief Information Officer from 2014 until 2020. Ms. Lagacy also serves on the board of the Illinois Cancer Care Charitable Foundation. She earned dual bachelor’s degrees in Management and Economics from Illinois State University, an M.B.A. degree from Bradley University, and is a Certified Management Accountant. Ms. Lagacy brings extensive executive management experience, including financial, strategic, technology, cybersecurity, ESG, management development, acquisitions, and capital allocation. Specifically with regard to cybersecurity matters, Ms. Lagacy earned a Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute.

There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) between Ms. Lagacy and the Company. In connection with her service as a member of the Board, she will receive annual director fees, which currently consists of an annual cash retainer of $100,000, plus an additional $10,000 for each of the committees of the Board on which she serves, as well as an annual grant of restricted stock units with a grant date fair value of $160,000 based on the public trading price of the Company’s common stock on the date of grant. In addition to the above-described compensation, Ms. Lagacy will enter into the Company’s standard form of indemnification agreement with directors, a copy of which is filed as Exhibit 10.26 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-215288), filed with the SEC on April 5, 2017, and which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 1, 2023, the Company issued a press release to announce the appointment of Ms. Lagacy as a new director, a copy of which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and in the press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: February 1, 2023	/s/ Yuki Whitmire
	Name:	Yuki Whitmire
	Title:	Vice President, Associate General Counsel, and Corporate Secretary